SEVERANCE AGREEMENT

            This Severance Agreement (this "Agreement") is made and entered into as of this 12th day of August, 1998, by and between MGI Properties, a Massachusetts real estate investment trust (the "Trust") and _______________________ (the "Executive").

                                    RECITALS

            WHEREAS, Executive is currently employed by the Trust as its ________________________;

            WHEREAS, to encourage Executive to remain employed with the Trust, the Trust desires to provide Executive with an opportunity for severance compensation in the event of a Change in Control, a Liquidation or Termination (all capitalized terms herein being defined in Section 7), of the Trust on the terms and conditions set forth herein;

            WHEREAS,   the  Trust  and  Executive   each  recognize  and  hereby
acknowledge that Executive's employment with the Trust is and shall continue to be terminable at will, without prior notice, by either the Trust or Executive;

            WHEREAS, the Trust and Executive each hereby acknowledge that this Agreement is not intended to be, and shall not be construed as, an express or implied contract of employment between the Trust and Executive;

            WHEREAS, the parties agree that, subject to the provisions hereof, any payments made to Executive hereunder shall supersede and be in lieu of any rights Executive may have to receive payments or any other benefits under that certain Plan for Severance Compensation of the Trust after Hostile Takeover dated as of December 19, 1989 (the "Severance Plan"), which Plan shall otherwise remain in full force and effect;

            NOW, THEREFORE, for and in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trust and Executive hereby agree as follows:

                                   AGREEMENTS

            1.  CHANGE  IN  CONTROL,   LIQUIDATION  OR  TERMINATION.   Upon  the
occurrence of a Change in Control, a Liquidation or Termination, the Executive will be entitled to the benefits provided in Section 2 hereof.

            2. SEVERANCE BENEFITS. (a) Following the occurrence of a Change in Control, a Liquidation or a Termination, the Trust (or any successor entity) will pay to the Executive the Severance Benefit in immediately available funds, in United States Dollars, upon (simultaneous with) the Change in Control, a Liquidation or a Termination. In the event that a Liquidating Trust is established, 75% of the Severance Benefit shall be payable at the time of the establishment of the Liquidating Trust and the remaining 25% shall be payable upon Liquidation or Termination, if earlier. In addition to the Severance Benefit, during the Severance Period, the Trust will arrange to provide the Executive Employee Benefits as defined in Section 7(b) hereof. The Executive will be considered to have been employed with the Trust during such Severance Period for the purpose of determining the Employee Benefits due and payable to the Executive under the benefit plans of the Trust applicable to the Executive, the Executive's dependents, or the Executive's beneficiaries immediately prior to the Change in Control, Liquidation or Termination. If and to the extent that any benefit described in the immediately preceding sentence is not or cannot be paid or provided under any policy, plan, program or arrangement of the Trust, then the Trust will itself pay or provide for the payment of such Employee Benefits to the Executive, and, if applicable, the Executive's dependents and beneficiaries. At the Executive's written election, the Trust shall pay the dollar equivalent of such Employee Benefits simultaneous with the payment hereunder of the Severance Benefit payable hereunder and such payment shall be in lieu of such Employee Benefits. Notwithstanding the foregoing, if Executive (or his estate, heirs or personal representatives, as applicable) becomes entitled to benefits hereunder on account of Executive?s termination of employment by reason of death or permanent disability (as defined in Section 9) and in connection with the adoption of a plan of complete liquidation by the shareholders as provided in Section 6, the Board of Trustees shall have the discretion to delay the payment of Severance Benefits until such time when such payment would otherwise have been paid in the normal course if Executive had not died or become permanently disabled, but in no event shall payment be made any later than two years after the date of adoption of the plan of complete liquidation.

                        (b) There will be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

                        (c) Notwithstanding any other provision hereof, the parties' respective rights and obligations under this Section 2 and under Sections 4 and 5 will survive any termination or expiration of this Agreement following a Change in Control, Liquidation or Termination.

            3. NO MITIGATION OBLIGATION. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. The amount of benefits and payments due to Executive hereunder shall not be reduced by any compensation or benefits received by Executive from any other employment.

            4.  REDUCTION  OF  BENEFITS  HEREUNDER  IN  CERTAIN   CIRCUMSTANCES.
Benefits provided hereunder shall be subject to reduction as follows:

                        (a) Notwithstanding any other provision of this Agreement, and except as provided in subparagraph (b) below, the payments or benefits to which Executive will be entitled under this Agreement will be reduced to the extent necessary so that Executive will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), if that section applies to any payments or benefits to which Executive is otherwise entitled under this agreement.

                        (b) the limitations of subparagraph (a) will not apply if

                            (i) the difference  between (A) the present value of
all payments and benefits to which Executive is entitled under this Agreement, determined without regard to subparagraph (a), and (B) the present value of all federal, state and other income and excise taxes for which Executive is liable as a result of such payments exceeds

                            (ii) the difference between (A) the present value of
all payments and benefits to which Executive is entitled under this Agreement calculated as if the limitation of subparagraph (a) applies and (B) the present value of all federal, state and other income and excise taxes as a result of such reduced payments.

Present values will be determined using the interest rate specified in section 280G of the Code and will be the present values as of the date of the payment of the Severance Benefit.

                        (c) Whether payments to Executive are to be reduced pursuant to subparagraph (a), and the extent to which they are to be so reduced, will be determined by a nationally recognized accounting firm selected by the Trust in its sole discretion (which may be its independent auditors), and the Trust or such accounting firm will notify Executive in writing of the determination. Any such notice shall describe in reasonable detail the basis of the determination. The decision of such accounting firm concerning the extent of any required reduction in such payments and benefits shall be final and binding on both Executive and the Trust.

            5. LEGAL FEES AND EXPENSES. It is the intent of the Trust that the Executive not be required to incur legal fees and the related expenses associated with the enforcement or defense of the Executive's rights to compensation upon a Change in Control, Liquidation or Termination by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Trust has failed to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes or threatens to take any action to declare the agreement to pay Executive compensation upon a Change in Control, Liquidation or Termination void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Trust irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Trust as hereinafter provided, to advise and represent the Executive in connection with any such enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Trust or any Trustee, or other person affiliated with the Trust, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Trust and such counsel, the Trust irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Trust and the Executive agree that a confidential relationship will exist between the Executive and such counsel. Without regard to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Trust will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing. The Trust will pay up to $5,000 of legal fees on behalf of the Executive and all other similarly situated Executives, in the aggregate, in connection with the negotiation of this Agreement.

            6. NO EMPLOYMENT RIGHTS; TERMINATION PRIOR TO CHANGE IN CONTROL, LIQUIDATION OR TERMINATION. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Trust or the Executive to have the Executive remain in the employ of the Trust prior to or following any Change in Control, Liquidation or Termination, or as a limitation of the right of the Company to discharge the Executive with or without Cause; the Executive may, subject to the terms and conditions of this Agreement, have the right to receive upon termination of his employment by the Trust, the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge. Any termination of the employment by the Trust of the Executive or the removal by the Trust of the Executive from any office or position in the Trust, including by reason of death or permanent disability (as defined in Section 9), following the commencement of any discussion with a third person that results in a Change in Control within 180 calendar days after such termination or removal will be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement, entitling Executive (or his estate, heirs or personal representatives as applicable) to receive all benefits he would have received under this Agreement had he been an employee of the Trust on the date of the Change in Control. If Executive?s employment terminates by reason of death or disability (as defined in Section 9), and within 180 days thereafter, a Change in Control of the Trust occurs, such termination will be deemed to be a termination or removal of the Executive after a Change in Control, and Executive shall be entitled to receive all benefits he would have received under this Agreement had he been an employee of the Trust on the date of the Change in Control. If Executive?s employment terminates by reason of death or permanent disability (as defined in Section 9), and within 180 days thereafter, a plan of complete liquidation is adopted by the shareholders, such termination will be deemed to be a Termination, and Executive (or his estate, heirs or personal representatives, as applicable) shall be entitled to receive all benefits he would have received under this Agreement had he incurred a Termination, so long as the plan of complete liquidation is not subsequently abandoned by the Trustees (a majority of whom then consist of those in office on the date hereof).

            7. CERTAIN DEFINED TERMS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

                        (a) "Change in Control" means the occurrence during the term of this Agreement of any of the following events provided such Change in Control has been authorized and approved in advance by a majority of the whole Board of Trustees in office prior to the occurrence of any such event.

                            (i)  the   Trust   is   merged,   consolidated,   or
reorganized into or with another corporation or other legal entity and the Trust is not the Surviving Entity (as hereinafter defined);

                            (ii) the  Trust  files a report  or proxy  statement
with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Trust has occurred or will occur in the future pursuant to any then-existing contract or transaction; provided, however, a Change in Control shall be deemed to occur only when the transaction described in the Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) is consummated; or (iii) if, during any period of 12 months, individuals who at the beginning of any such period constitute the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof;

Notwithstanding the foregoing provisions of Section 7(a), a "Change in Control" will not be deemed to have occurred for purposes of Section 7(a) solely because
(A) an entity in which the Trust, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (B) any employee share ownership plan or any other employee benefit plan of the Trust or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 33% or otherwise, or because the Trust reports that a change in control of the Trust has occurred or will occur in the future by reason of such beneficial ownership.

The determination as to which party to a merger, consolidation or reorganization is the "Surviving Entity" within the meaning of Section 7(a) shall be made on the basis of the relative equity interests of the shareholders in the entity existing after the merger, consolidation or reorganization, as follows: if following any merger, consolidation or reorganization the holders of outstanding Voting Shares of the Trust immediately prior to the merger, consolidation or reorganization own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or reorganization, the Trust shall be the Surviving Entity. In all other cases, the Trust shall not be the Surviving Entity. In making the determination of ownership of equity securities by the shareholders of an entity immediately after the merger, consolidation or reorganization pursuant to this paragraph, equity securities which the shareholders owned immediately before the merger, consolidation or reorganization as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this paragraph only, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

                        (b) "Employee Benefits" means the benefits under any and all employee health, medical/hospital and dental plans and/or insurance (whether funded by actual insurance or self-insured by the Trust), policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Trust, providing such health, medical and dental benefits at least as great in the aggregate as are payable thereunder prior to a Liquidation, Change in Control or Termination. Executive acknowledges that life insurance and disability insurance are not Employee Benefits hereunder and will, together with other employee perquisites, terminate upon any termination of his employment; provided, however, that any future benefit accruals under any Simplified Employee Pension Plan or Supplemental Employee Retirement Plan shall terminate on or after the adoption of a plan of liquidation, or occurrence of a Change in Control or Termination, at such time as may be determined by the Board of Trustees (or any successor Board) in their sole and absolute discretion.

                        (c) "Liquidating Trust" shall mean the liquidating trust established pursuant to a plan of complete liquidation to which any remaining assets and liabilities of the Trust are transferred prior to the Trust's termination.

                        (d) "Liquidation" means the date of the termination of the Trust pursuant to a plan of complete liquidation, and, in the event that a Liquidating Trust is established, the date of the final distribution from the Liquidating Trust.

                        (e) "Severance Benefit" means $____________.

                        (f) "Severance Period" means the period of time commencing on the date of an occurrence of a Change in Control, Liquidation or Termination, whichever is applicable, and continuing until the expiration of ___ months thereafter.

                        (g) "Termination" shall mean a termination by the Trust of the Executive's employment by the Trust without "Cause," including for reason of death or permanent disability (as defined in Section 9) at any time after the shareholders of the Trust have approved a plan of complete liquidation, (provided such plan has not theretofore been abandoned by the Trustees (a majority of whom then consist of those in office on the date hereof). "Cause" means only (i) the conviction of the Executive of a felony or a crime involving moral turpitude or a theft, embezzlement, misappropriation of funds or the commission of any other material act of dishonesty in the course of his employment by the Trust or (ii) the willful and repeated failure of Employee to perform his material duties or his gross negligence in the performance of such duties, which failures (if curable) are not cured within 20 days after written notice thereof has been given to him by the Trust.

            8. TERM. The term of this Agreement shall be deemed to commence and be effective as of the date of this Agreement and shall continue for a period ending on December 31, 2001, unless earlier terminated in accordance with the provisions hereof.

            9. TERMINATION OF THIS AGREEMENT. Except with respect to the provisions of this Agreement that provide for Severance Benefit, Employee Benefit payments and legal fees and expenses to be made to Executive after termination of employment as set forth in Sections 2, 5 and 6, this Agreement shall terminate automatically without further action by either of the parties hereto upon the death or permanent disability of Executive or the termination of Executive's employment with the Trust for any reason or no reason. As used herein, the term "permanent disability" means physical or mental disability or both, that is determined by the Trust, in its reasonable discretion, to substantially impair the ability of Executive to perform the day-to-day functions normally performed by Executive if the disability is suffered (or is reasonably expected to be suffered) by Executive for a period of not less than six consecutive calendar months.

            10. REPRESENTATION BY EXECUTIVE. Executive hereby represents and warrants to the Trust that there are no agreements or understandings that would make unlawful his execution or delivery of this Agreement.

            11. NOTICES. All notices, renewals and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given if delivered or mailed, by certified mail, first class postage prepaid, to the parties at the addresses set forth in this Agreement, as the same may be changed in writing by the parties from time to time.

            12. ENTIRE AGREEMENT. The parties expressly agree that this Agreement is contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement are superseded and merged into this completely integrated Agreement. Upon the expiration of the term of this Agreement and in the event the Executive has not theretofore been entitled under the provisions hereof to the Severance Benefit and the Employee Benefits hereunder or to the benefits under the Severance Plan in the event of its applicability, he shall nevertheless remain entitled to the benefits under the Severance Plan, if otherwise applicable to him as a participant thereunder, which Severance Plan shall remain in full force and effect, in accordance with its terms.

            13. GOVERNING LAW. This Agreement was negotiated and is performable in Boston, Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of law.

            14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Trust and Executive hereby request the court to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.

            15. COUNTERPARTS. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

            16. ASSIGNMENT AND DELEGATION. (a) All rights, covenants and agreements of the Trust set forth in this Agreement shall, unless otherwise provided herein, be binding upon and inure to the benefit of the Trust's respective successors and assigns. All rights, covenants and agreements of Executive set forth in this Agreement shall, unless otherwise provided herein, not be assignable by Executive, and shall be considered personal to Executive for all purposes; provided, however, that this provision shall not preclude Executive from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate.

                        (b) No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

            17. WAIVER OF BREACH. Failure by either party to demand strict compliance with any of the terms, covenants or provisions hereof shall not be deemed a waiver of the term, covenant or provision, nor any waiver or relinquishment by the Trust of any power at any other time or times.

            18. WITHHOLDING OF TAXES. The Trust shall withhold taxes (and payroll deductions) from amounts paid pursuant to this Agreement as required by law, and, to the extent deemed necessary by the Trust, in good faith.

            19.  AMENDMENT.  No  amendment,   change  or  modification  of  this
Agreement may be made except in writing, signed by both parties.

            IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

                                             MGI PROPERTIES



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             Notice Address:
                                             One Winthrop Square
                                             Boston, MA 02210

                                             EXECUTIVE:




                                             -----------------------------------

                                             Notice Address: